UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                       Schedule 14A Information

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                              Act of 1934





                            PROXY STATEMENT
           RELATING TO ANNUAL MEETING OF THE SHAREHOLDERS OF

                           BACH-HAUSER, INC.
        (Exact name of Registrant as specified in its charter)





Nevada                                            88-0390697
(State of organization)    (IRS Employer Identification No.)

2080 E. Flamingo Road, Suite 112, Las Vegas, Nevada 89119
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 878-8310

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     [X] No fee required.

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14(a)-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

PROXY STATEMENT TO BE MAILED TO SHAREHOLDERS ON NOVEMBER 20, 2000.

                           BACH-HAUSER, INC.
                       ------------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD DECEMBER 20, 2000

               TO THE STOCKHOLDERS OF BACH-HAUSER, INC.:

NOTICE  IS  HEREBY  GIVEN that the Annual Meeting of Stockholders  (the
"Annual Meeting") of BACH-HAUSER, INC., a Nevada corporation (the "Company"), will be held at 12:00 p.m. PST, on Wednesday, December 20, 2000, at the Company's administrative offices located at 2080 E. Flamingo Road, Suite 112, Las Vegas, Nevada 89119, for the following purposes:

     1. To elect the directors of the Company to serve for a one year term.

     2. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on November 3, 2000 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By Order of the Board of Directors,



/s/ Peter L. Preston
Peter L. Preston, President

Las Vegas, Nevada
November 3, 2000


                 THIS PROXY IS BEING SOLICITED BY THE
                         BOARD OF DIRECTORS OF
                           BACH-HAUSER, INC.

Date, Time, and Place Information

(a) The 2000 Annual Meeting of Shareholders of Bach-Hauser, Inc., a Nevada corporation (the "Company"), will be held on December 20, 2000, at 12:00 p.m. PST, at its administrative offices located at 2080 E. Flamingo Road, Suite 112, Las Vegas, Nevada 89119. All shareholders of record on November 3, 2000, may attend and vote in person or by proxy at this meeting or at any adjournment thereof (collectively, the "Meeting").

  This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation by the Board of Directors of Proxies in connection with the Meeting. The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When
  Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "for" the nominees for election of directors for the Company. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

  At the Annual Meeting, the Company's shareholders will be asked (i) to elect the nominees listed below to serve as members of the Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified and (ii) to take such other action as may properly come before the Meeting.

(b) The Proxy Statement shall be mailed November 20, 2000 to shareholders of record on November 3, 2000.

(c) The next annual meeting of the Company is scheduled for October 16, 2001. Any shareholder is permitted to present a proposal to be voted upon at that meeting. Any such proposal must be received by the Company no later than June 14, 2001 (120 days before the meeting). If the date of the annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the above meeting date, the Company shall, in a timely manner, inform all shareholders of the changed meeting date and of the date by which such proposals must be received.

Revocability of Proxy

Any and all proxies given by shareholders may be revoked by (i) letter or facsimile, with the signature of the shareholder, addressed to the Secretary of the Company, specifically revoking the proxy, or (ii) a properly created proxy bearing a later date. Any correspondence revoking a proxy is subject to the same delivery requirements as the original proxy was subject to. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy.

Voting Securities and Principal Holders Thereof

      Each shareholder is entitled to one vote for each share owned by him or her. There is one class of voting stock, with a total of 73,890,000 shares outstanding as of November 3, 2000, representing
73,890,000 votes. Owners of shares, as listed on the books of the Company on November 3, 2000, shall be entitled to vote their shares either in person or by proxy.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of November 3, 2000 (i) by each person or entity known to the Company to own beneficially five percent or more of the Company's Common Stock, (ii) by each director of the Company, (iii) by the Chief Executive Officer of the Company, and (iv) by all executive officers and directors of the Company as a group.

   Name and Address of Beneficial     Amount and Nature  Percent of
   Owner                              of Beneficial      Class
                                      Ownership(1)

   Peter L. Preston                             0               --
   1561 #3 Hwy
   Cayuga, Ontario N0A 1E0

   Fern Hill                                    0               --
   1 Willow Dr. Aylmer West
   Aylmer, Ontario N5H 3A8

   Clayton H. Kass                              0               --
   737 Hwy. 111 #8
   Palm Desert, CA 92660

   David Christensen                    5,000,000             6.8%
   7900 Four Seasons Drive
   Las Vegas, Nevada 89129

   Bobby Combs                          5,000,000             6.8%
   6669 Five Pennies Circle
   Las Vegas, Nevada 89129

   TCR Environmental Corp.              9,000,000            12.1%
   25 Toronto Street, Suite 300
   Toronto, Ontario M5C 2R1

   All directors and executive                  0               --
   officers as a group
   (3 persons)

(1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

                              PROPOSAL 1
                         ELECTION OF DIRECTORS

As provided in the By-Laws of the Company, the Board of Directors has nominated a slate of candidates for election to the Board of Directors for a term of one year and until their successors have been elected and qualified. The By-Laws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors and to elect such directors by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the three nominees named below as Directors of the Company. The Board has no standing committees of any kind.

                    NOMINEES STANDING FOR ELECTION

The following nominees are standing for election to serve as members of the Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.



Name               Age  Position                     Director Since

Peter L. Preston   66   President and Director       December 1999

Clayton H. Kass    55   Vice President and Director  October 2000

Fern Hill          49   Secretary/Treasurer and      December 1999
                        Director


Peter L. Preston; President and Director

Since December 1999, Mr. Preston has been President and Chairman of the Board for the Company.

Mr. Preston has been involved in sales training, administration and executive decision making. He was very successful in the field of insurance sales and administration. Mr. Preston was successful in the Provincial election of 1995 and was elected as the representative for one of the largest ridings in Ontario. Many pieces of legislation introduced, or worked on by Mr. Preston have been or are about to become law. Mr. Preston left the political field to become more involved with the environment. Mr. Preston was introduced to the Total Recycling System while serving the people of Ontario and recognized it for what it was, a way to deal with household waste other than putting it into the ground to foul the earth. His love for the outdoors has induced him to apply all his efforts to doing what he can to save the earth for future generations.

From 1989 to 1995, Mr. Preston was President of Peter L. Preston and Associates, an insurance brokerage firm.

From June 1995 to June 1999, Mr. Preston was a Member of Provincial Parliament, Province of Ontario.

From June 1999 to September 1999, Mr. Preston was chairman of the board of an innovative, waste recycling company in Canada.

Clayton H. Kass; Vice President and Director

Since October 2000, Mr. Kass has been Vice President and Director of the Company.

Mr. Kass brings to the Company over 25 years experience in results-oriented R&D with problem solving experience in both research, development, Engineer/Build and Manufacturing. He has experience in organizing, managing and implementing technical projects. He has developed processes and resolved problems in the following areas:
Nuclear Waste, Waste to Energy, Hazardous Material, Wind Power, Water Based Cleaning Systems, Cement Plants, and Landfill Cleanups. During his work in research, he gained practical experience in designing, scaling-up and constructing processes and interfacing them to computer based data acquisition and control systems.

From 1999 to present, Mr. Kass was an Environmental Consultant for various companies, including Thermoteck of Burlington, Iowa, and Soluteck of Burlington, Ontario, Canada. He serves as an environmental engineer and designs equipment for these companies.

From 1996 to 1999, Mr. Kass was the Vice President and Partner of Environmental Solutions & Technologies, Inc. where he headed up all research and development of the following projects: Destructive
Distillation MSW Waste to Revenue Technology, NuCon Nuclear concentration System, Skin Sense Nuclear Containment System and MedScan Medical Monitoring System. Mr. Kass also obtained laser experience in the operation, maintenance and design of standard Optical layouts during his tenure with this company.

From 1992 to 1996, Mr. Kass was the President of Envir-O-Clean. Mr. Kass was responsible for the day to day activities of the company. Envir-O-Clean started water based equipment manufacture, designed and built water based cleaning systems for the automotive industry, designed and set up a manufacturing plant in Orange County, California, and fixed or worked on numerous environmental remediation technologies.

Fern Hill; Secretary/Treasurer and Director

Since December 1999, Ms. Hill has been the secretary/treasurer of the Company.

From June 1997 to August 1999, Ms. Hill was employed as an office manager for Environmental Corp., where she ran all aspects of the office, developed company procedure manuals, set recording standard for daily tonnage and material processing. She also maintained all record keeping including human resources, bookkeeping, various government requirements and compliance.

From January 1997 to June 1997, Ms. Hill was employed at Honda Canada as an administrator at the Customer Response Center. There she served as the liaison to the President for customer relations, handling customer inquiries and preparing correspondence for the department manager.

From January 1996 to December 1996, Ms. Hill was employed at Eli Lilly Canada, Inc. as an administrator in Customer Care, where she scheduled appointments and itineraries, organizing meetings for the Customer Care Manager. She also prepared correspondence and presentations for the Sales & Marketing Department. She was the bilingual administrator reporting to the Senior Medical Information Associate, liaising with medical professionals and the general public to address their inquiries. She prepared documents for the Medical Reference Library and facilitated in a new product launch for the Diabetes Care Team.

From 1994 to 1996, Ms. Hill was employed as an office administrator at DBS Satellite Inc., where she was responsible for all aspects of the general office administration as well as reception, accounting procedures, customer service and correspondence.

From 1990 to 1993, Ms. Hill was a manager at Regency Business Centres, where she supervised the daily office services provided to 20 companies leasing office space in the business center. She reported directly to the CEO and President. She was also responsible for presenting the facilities to prospective tenants and negotiating leases.

Proxies are solicited in favor of the nominees and it is intended that the proxies will be voted for the nominees unless otherwise specified. Should a nominee become unable to serve for any reason, unless the shareholders by resolution provide for a lesser number of directors, the persons named in the enclosed proxy will vote for the election of a substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

                            RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR the election of the director nominees. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect the nominees. In determining whether this item has received the requisite number of affirmative votes, abstentions will not be counted and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum. Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instruction from the beneficial holders of such shares. Brokers holding shares in street name, who do not receive instruction, are entitled to vote on the election of directors, and such broker votes will count toward the presence of a quorum.

Legal Proceedings

There are no material pending legal proceedings to which any officer or director of the Company is a party, and to the best of their knowledge no such action by or against any officer or director has been threatened.

Compensation of Directors and Executive Officers

Neither of the Company's officers and/or directors receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They both have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this proxy statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

It is anticipated that Management will be compensated with stock options and/or salary, if a business combination is completed. The details of the stock options and/or salary have not yet been completed. It is expected that these details will be one of the items to be negotiated as part of the combination.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors but will be submitted to a vote of the shareholders as a result of the inability of the Board to affirmatively approve such a transaction.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of this proxy statement, but is expected to be comparable to consideration normally paid in like transactions. No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein. Persons "associated" with management is meant to refer to persons with whom management may have had other business dealings, but who are not affiliated with or relatives of management.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Other Matters

The Board of Directors knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

Vote Required for Approval

Each shareholder is entitled to one vote for or against each director standing for election for each share he or she held of record on November 3, 2000. The shareholder may choose to ABSTAIN from voting for any individual for election to the Board of Directors. By choosing to ABSTAIN, the shareholder withholds his or her authority for the Proxy Committee to vote for that candidate. Abstentions will be counted toward the presence of a quorum.

Annual Report

Included with this proxy statement is a copy of the Company's annual report for the year ended December 31, 1999. This annual report is taken from the Company's Form 10-KSB, filed with the United States Securities and Exchange Commission on June 26, 2000, with certain exhibits excluded. The entire filing, with all exhibits attached, is available online at the SEC's website, www.sec.gov, or at FreeEdgar, www.FreeEdgar.com. (Note that some of those exhibits are not attached to the Form 10-KSB but are included in other Forms filed with the SEC; those Forms are referenced from the Form 10-KSB, and are also available online at the addresses mentioned above.) The exhibits listed in the table below are not included with this proxy statement. Any shareholder who wishes to receive a copy of any of these exhibits may view them online at the addresses mentioned above, or may receive a copy from the Company by written request sent to the Company at the address shown on the cover page of this proxy statement, together with a check in the amount of $20 for each exhibit requested, which covers the cost of copying, handling, and mailing the exhibits. CERTAIN OTHER INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE CONTACT BACH-HAUSER, INC., 2080 E. FLAMINGO ROAD, SUITE 112, LAS VEGAS, NEVADA 89119, TELEPHONE (702) 650-5660, IF YOU WOULD LIKE TO REQUEST A COPY OF THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE PERIOD ENDED SEPTEMBER 30, 2000, OR ADDITIONAL REPORTS.

         3.1                 Certificate of Incorporation
                             (Charter Document)*
         3.2                 By-Laws*
         10                  License Agreement between
                             Autoeye and Remote dated June
                             30, 1999*
                             (material contract)
         16                  Letter re change in certifying
                             accountants*
         23.1                Consent of Auditors
         23.2                Consent of Counsel
         27                  Financial Data Schedule

* Incorporated by reference to the Form 10-SB filed with the SEC on August 6, 1999.



                           BY ORDER OF THE BOARD OF DIRECTORS



                           By:/s/ Peter L. Preston
                              Peter L. Preston, President



                                PROXY CARD
                   BACH-HAUSER, INC. (the "Corporation")

This proxy is solicited on behalf of the Board of Directors of the Corporation for the Annual Meeting of Shareholders to be held on December 20, 2000. The Board of Directors recommends a vote "FOR" the following:

                                                            Withhold authority to
                              FOR election   WITHHOLD vote         vote for
                                   of          from all         any individual
                              all nominees     nominees         nominee, write
                                                                 number(s) of
                                                                  nominee(s)
                                                              below (use number
                                                                    only):
1.  Election of Directors:
    Nominees:                     [  ]           [  ]         _________________
    01 - Peter L. Preston
    02 - Clayton H. Kass
    03 - Fern Hill

Votes MUST be indicated using black or blue ink. The undersigned hereby appoints Peter L. Preston, proxy, with full power of substitution, to vote all shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders to be held on December 20, 2000, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO ANY MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXY WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATION AND MAY EXERCISE DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign exactly as your name or names appear on this proxy card. If the shares are held jointly, each shareholder should sign. If signing as an executor, trustee, administrator, custodian, guardian, corporate officer, or pursuant to a power of attorney, please so indicate below.



Dated:                By:
      --------------     ------------------------------------
                      Print Name:
                                 ----------------------------

[ ] Check this box if you have either a change of address or comments, and please note the same on this proxy card.

Mail this Proxy Card to:  Bach-Hauser, Inc.
                     Proxy Committee
                     Alpha Tech Stock Transfer
                     929 Spiers Lane
                     Draper, UT 84020